UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 15, 2025
Date of Report (date of earliest event reported)
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Innventure, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Voting Agreement

As previously disclosed in the Current Reports on Form 8-K filed by Innventure, Inc., a Delaware corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2025 and April 14, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), for the issuance and sale by the Company of convertible debentures (the “Convertible Debentures”) issuable in an aggregate principal amount of up to $30,000,000, which Convertible Debentures will be convertible into shares of the Company’s common stock, par value $0.0001 per share (the "Common Stock," as converted, the “Conversion Shares”).

On April 14, 2025 (the “First Closing Date”), the Company issued a Convertible Debenture to Yorkville with a principal amount of $20,000,000. Pursuant to the Purchase Agreement, Yorkville will purchase, and the Company will issue, an additional $10,000,000 in aggregate principal amount of Convertible Debentures on the first business day after both (i) the registration statement filed with the SEC registering the resale of the Conversion Shares is declared effective by the SEC, which occurred on April 23, 2025, and (ii) the Company has received stockholder approval either through (a) affirmative votes at the Company’s annual meeting or (b) irrevocable proxies to do the same, which occurred on May 13, 2025 as further described below, by a majority of the voting power of the Company (“Stockholder Approval”) of the issuance of Conversion Shares and shares issuable pursuant to the Company’s Standby Equity Purchase Agreement, dated October 24, 2023, with Yorkville in excess of the Exchange Cap (as defined in the Purchase Agreement).

By May 13, 2025, in connection with the Stockholder Approval, certain stockholders of the Company (each a “Voting Agreement Party”) constituting a majority of the voting power of the Company, each entered into an irrevocable Voting Agreement ("Voting Agreement") pursuant to which each Voting Agreement Party agreed to vote all shares of voting stock over which the Voting Agreement Party has voting control in favor of both Proposals 3 and 4, each as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2025 (the “2025 Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders to be held virtually at 9:00 a.m., ET, on June 25, 2025 (the “2025 Annual Meeting”). Each Voting Agreement Party also agreed to vote all shares of voting stock over which the Voting Agreement Party has voting control in favor of the equivalent of Proposals 3 and 4, each as described in the Company’s 2025 Proxy Statement, at any other meeting of stockholders of the Company subsequent to the 2025 Annual Meeting if such proposals are required to be resubmitted to the Company’s stockholders.

The foregoing description of the terms of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Issuance of Second Convertible Debenture

On May 15, 2025 (the “Second Closing Date”), the Company issued a Convertible Debenture to Yorkville with a principal amount of $10,000,000 (the “Second Convertible Debenture”). The Second Convertible Debenture will not bear interest unless an event of default occurs and remains uncured, upon which the Second Convertible Debenture will bear interest at an annual rate of 18.0%. The Second Convertible Debenture will mature on July 14, 2026 (the “Maturity Date”). The Second Convertible Debenture resulted in gross proceeds to the Company of approximately $9,000,000, representing an original issue discount of 10%. With respect to the Second Convertible Debenture, the Company will be required to make monthly cash payments of principal in amounts between $545,455 and $1,545,450 (as per the schedule set forth in the Second Convertible Debenture) plus a payment premium of 5% and all accrued and unpaid interest as of the date of such installment. Such payments will commence on June 14, 2025 and will continue on a monthly basis thereafter until the Second Convertible Debenture is repaid in full.

The Second Convertible Debenture is convertible at the option of the holder into Common Stock equal to the applicable Conversion Amount (as defined below) divided by the Conversion Price (as defined below). The conversion price for the Second Convertible Debenture will initially be $10.00, and will be adjusted on the six-month anniversary of the First Closing Date (the “First Reset Date”) and the nine-month anniversary of the First

Closing Date (the “Second Reset Date” and collectively with the First Reset Date, a “Reset Date”) to equal the lower of the then applicable conversion price or the average volume weighted average price of the Common Stock for the 10 trading days immediately prior to the applicable Reset Date. Any portion of the Second Convertible Debenture may be converted at any time and from time to time, subject to the Exchange Cap (as defined below). The Conversion Amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Second Convertible Debenture as of such conversion (the “Conversion Amount”). In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.

The Company shall not issue any Common Stock upon conversion of the Convertible Debentures held by Yorkville if the issuance of such Common Stock underlying the Convertible Debentures would exceed the aggregate number of Common Stock that the Company may issue upon conversion of the Convertible Debentures in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including if the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Stock Market for issuances of Common Stock in excess of such amount or if the Company obtains a written opinion from outside counsel to the Company that such stockholder approval is not required.

The Second Convertible Debenture provides the Company, subject to certain conditions, with an optional redemption right pursuant to which the Company, upon 10 trading days’ prior written notice to Yorkville (the “Redemption Notice”), may redeem in cash, in whole or in part, all amounts outstanding under the Second Convertible Debenture prior to the Maturity Date. The redemption amount shall be equal to the outstanding principal balance being redeemed by the Company, plus the redemption premium of 5% of the principal amount being redeemed if completed on or before the twelve-month anniversary of the issuance date, or 10% of the principal amount being redeemed if completed after the twelve-month anniversary of the issuance date, plus all accrued and unpaid interest as of the date of such redemption.

Item 2.02    Results of Operations and Financial Condition.

On May 15, 2025, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial results for the first quarter ended March 31, 2025, and certain other information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of the Second Convertible Debenture was, and the Conversion Shares issuable upon conversion of the Second Convertible Debenture will be, exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Yorkville represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that each of the Second Convertible Debenture and the Conversion Shares will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1^	Second Convertible Debenture, issued to YA II PN, Ltd., dated May 15, 2025
10.1	Form of Voting Agreement
99.1	Press Release by Innventure, Inc. dated May 15, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

^ Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Innventure, Inc. agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: May 15, 2025                    By:     /s/ David Yablunosky
Name:     David Yablunosky
Title:      Chief Financial Officer